Exhibit 4.5

                             STOCK OPTION AGREEMENT


         THIS  STOCK  OPTION  AGREEMENT  (the   "Agreement",)  is  entered  into
effective as of the 31st day of May, 1995, by and between CROWN ENERGY CORPORATION, a Utah corporation located in Salt Lake City, Utah (the "Corporation") and Jay Mealey ("Mealey").

                                R E C I T A L S:

         WHEREAS, Mealey is an employee of the Corporation;

         WHEREAS, the Corporation desires to provide incentives to Mealey to continue pursing the Company's objectives and to compensate him for hardships to be incurred due to the salary deferral;

         WHEREAS, the Board of Directors desires to motivate Mealey, as an employee of the Corporation, to achieve the growth objectives of the Corporation and to align Mealey's personal interest directly with those of the shareholders.

                              A G R E E M E N T S:

         NOW, THEREFORE, in consideration of covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Corporation hereby grants to Mealey a non-transferable option to purchase 148,148 shares ("Option Shares") of the Corporation's common stock, $0.02 par value, (the "Stock") at the purchase price per share of $0.5625. If the Corporation files for a registration statement relating to a public offering of its securities under the Securities Act of 1933 as amended such registration shall include the Option Shares.

2. Term of Option. Subject to the provisions of paragraphs 3, 4 and 5 hereof, this agreement may be exercised by Mealey, in whole or in part, from time to time after the Company completes financing for its Asphalt Ridge Project and prior to the 31st day of May, 2000.

3. Manner of Exercise. Each of the Option Shares may be exercised by Mealey by giving written notice and tendering full payment in cash or certified funds to the Corporation. Such notice shall specify the number of Option Shares which Mealey elects to purchase pursuant this agreement . Following receipt of notice of exercise and payment , the Corporation shall, as soon as reasonably practicable, and subject to the terms of this Agreement, deliver to Mealey certificates for the Option Shares purchased, registered in his name.

4. Option Non-Transferable. This Agreement and the Option Shares (prior to exercise) shall not be transferable other than by will or the laws of descent and distribution.

5. Termination of Relationship. In the event Mealey's employment with the Corporation is terminated for cause or by Mealey, all Option Shares which became exercisable or eligible for exercise on or before the date of termination, shall be retained by Mealey until they are exercised or expire.

6.       Acknowledgments of Mealey.


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         Mealey hereby acknowledges to the Corporation that:

         (a) This Agreement is a non-statutory option not eligible for the federal income tax treatment afforded options under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended.

         (b) Any election under Section 83(b) of the Internal Revenue Code of 1986 relating to the preferential federal income tax treatment of a purchase of the Option Shares shall be the sole responsibility of Mealey, notwithstanding any requests by Mealey or his representative, on behalf of the Corporation or its representatives, to make such filing on Mealey's behalf.

         (c) Mealey acknowledges that he has not relied, and will not rely, upon
any  advice  or   representations   by  the  Corporation  or  its  employees  or
representatives with respect to the tax treatment of the Option Shares.

         7.       Representations and Warranties of the Corporation.

                  The Corporation hereby represents and warrants to Mealey that:

                  (a)  It has all necessary power to enter into this Agreement,

                  (b) This Agreement has been duly authorized by appropriate actions of the Board of Directors of the Corporation.

                  (c) When issued and paid for in accordance with the terms hereof, the Stock shall be fully paid and non-assessable.

         8.       Adjustment of Shares of Stock.

                  The Options shall be adjusted according to the following:

                  (a) If the outstanding shares of the common stock of the Corporation are changed into or become exchangeable for a larger or smaller number, different kind or type of shares of stock or other securities of the Corporation or any other corporation or entity, whether by a reorganization, recapitalization, stock split, combination of shares, merger or consolidation, whether or not the Corporation is the surviving corporation, there shall be substituted for each of the Option Shares not yet purchased pursuant to this agreement , the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Corporation shall be so changed or for what each such share shall be exchanged.

                  (b) If a dividend shall be declared upon the common stock of the Corporation payable in shares of common stock of the Corporation, the Option Shares not yet purchased pursuant to this Agreement shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

Notwithstanding any other provisions contained in this paragraph 8, no adjustment or substitution shall require the Corporation to sell a fractional share of stock to Mealey. The Corporation hereby agrees to give prior written notice of any adjustment or substitution pursuant to this paragraph 8 to Mealey. Further notwithstanding any provision contained in this Agreement to the



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contrary,  this  Agreement  shall not  affect in any  manner or way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         9. Notices. All notices or other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party shall be in writing and may be delivered in person or by registered or certified mail, with postage thereon fully prepaid, addressed to such party. Any such notice or other communication made by mail shall be deemed delivered at the expiration of the third business day after the date of mailing. Either party may, from time to time, by notice in writing served upon the other, designate an address for notices.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the above-referenced date.

CROWN ENERGY CORPORATION






Richard S. Rawdin, Vice President                         Jay Mealey

                                  PURCHASE FORM
                                  -------------


              The undersigned hereby elects to exercise the Warrant
             represented by the attached Warrant Certificate to the
                              extent of purchasing
     ______________________________ (__________) shares of the Common Stock of Crown Energy Corporation, a Utah corporation (the "Company"), and herewith presents to the Company cash or a check in the amount of -------------------------------------------------------- ($----------)
                    in payment of the Exercise Price thereof.



                  --------------------------------------------
                          Name of Holder (please print)



                  By:_________________________________________
                     Signature of Authorized Representative



                   ------------------------------------------
                        Name of Authorized Representative
                                 (please print)



                   -------------------------------------------
                                      Date








                                  LEP/263022.02